Exhibit 8.1

October 19, 2015

General Electric Company

3135 Easton Turnpike

Fairfield, CT 06828

Ladies and Gentlemen:

We have acted as counsel to General Electric Company, a New York corporation (“GE”), in connection with the exchange offer of its remaining interest in Synchrony Financial, a Delaware corporation (“SplitCo”) (the “Exchange Offer”). At your request, we are rendering our opinion concerning certain U.S. federal income tax consequences, as set forth in the registration statement on Form S-4 filed by SplitCo with the Securities and Exchange Commission (“SEC”) on October 19, 2015, including the prospectus which forms a part thereof (the “Registration Statement”), of the distribution by GE of all of the shares of common stock of SplitCo currently held indirectly by GE, in exchange for shares of GE common stock to electing GE shareholders in one or more exchange offers or exchanges (collectively, the “Split-Off”), including the Exchange Offer, and, if necessary, in a special dividend to all GE shareholders on a pro rata basis (the “Clean-Up Spin-Off, and together with the Split-Off, the “External Distribution”).

In formulating our conclusions, we reviewed such documents as we deemed appropriate. In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various representatives of GE and SplitCo and their affiliates.

Our opinion set forth below assumes: (1) the accuracy and completeness of the statements and facts concerning the External Distribution described in the Registration Statement, (2) the consummation of the External Distribution in the manner contemplated by, and in accordance with the terms set forth in, the Registration

General Electric Company

October 19, 2015

Statement, (3) the private letter ruling received by GE from the Internal Revenue Service (“IRS”) dated April 22, 2014 concerning certain aspects of the External Distribution will remain in full force and effect, (4) the accuracy and completeness of the representation letter delivered by GE to us, dated the date hereof, as of the date hereof and throughout the External Distribution and thereafter as relevant, (5) that any representations or statements made in such representation letter which are qualified by knowledge or qualifications of like import are true and accurate without such qualification, and (6) that there will be no change in applicable U.S. federal income tax law from the date hereof through the completion of the External Distribution.

Based upon the facts and statements set forth above, our examination and review of the Registration Statement and subject to the assumptions set forth above and qualifications set forth below, we hereby confirm that the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences” insofar as such discussion constitutes statements of U.S. federal income tax law or legal conclusions, subject to the assumptions, limitations and conditions set forth therein, represents our opinion as to the material U.S. federal income tax consequences of the External Distribution.

Our conclusion is based on current provisions of the Internal Revenue Code of 1986, as amended (and the Treasury Regulations promulgated thereunder), published pronouncements of the IRS and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the External Distribution, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the conclusion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

No conclusions are expressed with respect to the laws of any state or foreign jurisdiction or on any matters other than that specifically covered by the foregoing conclusion. This opinion is issued in connection with the Registration Statement and may not be relied upon by anyone in any other context nor used for any other purpose.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references to us in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

General Electric Company

October 19, 2015

Very truly yours,

/s/ Weil, Gotshal & Manges LLP